UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  08/09/2005

TRIMERIS INC
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-23155

DE	561808663
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

3500 Paramount Parkway, Morrisville, NC 27560
(Address of Principal Executive Offices, Including Zip Code)

(919) 408-5018
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 8.01.    Other Events

At the Annual Meeting of Stockholders of Trimeris, Inc., (the "Company") held on August 9, 2005, the Company's stockholders approved amendments to the Company's Fourth Amended and Restated Certificate of Incorporation ("Certificate") to (i) remove the classified structure of the Company's board of directors effective beginning with the annual meting in 2007, and (ii) beginning with the annual meeting in 2006, require that directors be elected by a majority vote of shares cast at a meeting of stockholders. Certain conforming changes to the Certificate were also approved.

In addition, at the Annual Meeting, the Company's stockholders (i) elected Charles A. Sanders, M.D., Kevin C. Tang and Felix J. Baker, Ph.D., to serve as directors in accordance with the Company's Certificate and By-laws, (ii) approved an amendment to the Company's Amended and Restated Stock Incentive Plan ("Plan") to increase the maximum number of shares issuable pursuant to the Plan from 5,402, 941 shares to 5,752,941 and (iii) ratified the appointment of KPMG LLP as independent auditors for the year ending December 31, 2005.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

TRIMERIS INC

Date: August 15, 2005.	By:	/s/ Robert R. Bonczek
Robert R. Bonczek
CFO and General Counsel